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                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS






We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-31408, 33-50396, 33-64504 and 33-65321) pertaining to various stock option and incentive plans of Gentex Corporation of our report dated January 21, 2000, with respect to the consolidated financial statements of Gentex Corporation and subsidiaries included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999.




                                                    /s/ Ernst & Young LLP


                                                    ERNST & YOUNG  LLP



Grand Rapids, Michigan
March 13, 2000